EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

______________________________
Leeds Federal Bankshares, Inc.


Subsidiary                       Percentage Owned         State of Incorporation

__________________________         ______________         ______________________
Leeds Federal Savings Bank              100%              Federal